UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2009 (February 26, 2009)

Whitestone REIT

(Exact name of registrant as specified in its charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas  77063

(Address of principal executive offices)   (Zip Code)

(713) 827-9595

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A amends certain information included in a Current Report on Form 8-K filed by Whitestone REIT (the “Company”) on January 21, 2009, regarding the election by the Company’s Board of Trustees of Daniel G. DeVos and Daryl J. Carter to the Board of Trustees on December 18, 2008, effective February 1, 2009.  The Board of Trustees did not appoint Mr. DeVos and Mr. Carter to serve on any of its committees at the time of their election. At a regular meeting held on February 26, 2009, the Board of Trustees appointed Mr. DeVos to serve on the Nominating and Corporate Governance Committee and the Compensation Committee and Mr. Carter to serve on the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 4, 2009	WHITESTONE REIT

	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer